                     [LETTERHEAD OF CALIFORNIA STATE BANK]

                                                                  April   , 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of the Shareholders of California State Bank (the "Bank") to be held at the Industry Hills Sheraton Resort & Conference Center, One Industry Hills Parkway, City of Industry, California 91744 on Tuesday, May 26, 1998 at 4:00 p.m. local time. At the Bank Shareholders' Meeting, you will be asked to (a) vote to elect the Bank's Board of Directors for the coming year and (b) consider and vote on a Plan and Agreement of Reorganization, dated as of February 18, 1998 (the "Merger Agreement"), by and among the Bank, First Security Corporation, a Delaware corporation ("FSC") and FS Merger Corp., a California corporation ("FSMC"), pursuant to which FSC will acquire the Bank through a merger of FSMC with and into the Bank (the "Merger"). Pursuant to the Merger Agreement, and subject to the adjustments described therein, upon consummation of the Merger, the outstanding common stock of the Bank (the "Bank Common Stock") will be converted into 2.13 shares of common stock, $1.25 par value, of FSC (the "FSC Common Stock").

     All outstanding shares of Bank Common Stock will be exchanged in the Merger for FSC Common Stock. On April 11, 1998, the average of the closing bid and asked prices of FSC Common Stock, as reported on the NASDAQ National Market, was
$          .

     In addition to describing the terms and conditions of the Merger Agreement, the enclosed Proxy Statement/Prospectus sets forth information, including financial data, about the Bank and FSC. The complete text of the Merger Agreement appears as Appendix A to the Proxy Statement/Prospectus. The Bank's financial advisor has also given an opinion that the Merger is fair to the shareholders of the Bank from a financial point of view, and this opinion is attached as Appendix C. Please carefully review all of these materials and consider the information contained in them. APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF BANK COMMON STOCK. DIRECTORS OWNING AN AGGREGATE OF APPROXIMATELY % OF THE OUTSTANDING STOCK OF BANK HAVE AGREED TO VOTE THEIR SHARES IN FAVOR OF THE MERGER.

     YOUR BOARD OF DIRECTORS BELIEVES THE MERGER IS IN THE BEST INTERESTS OF THE BANK'S SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT BANK SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     Regardless of the size of your holdings, it is important that your shares be voted at the Bank Shareholders' Meeting. Whether or not you plan to attend the Bank Shareholders' Meeting, please complete, sign, date, and mail, as soon as possible, the enclosed proxy in the postage-paid envelope provided. We appreciate the continued support of our shareholders and look forward to seeing you at the Bank Shareholders' Meeting.

                                          Sincerely,

                                          /s/ Thomas A. Bishop
                                          --------------------------------------
                                          Chairman and Chief Executive Officer

                 NOTICE OF ANNUAL MEETING OF BANK SHAREHOLDERS
                            TO BE HELD MAY 26, 1998

TO THE SHAREHOLDERS OF CALIFORNIA STATE BANK:

     NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Bank Shareholders (the "Bank Shareholders' Meeting") of California State Bank (the "Bank") will be held at the Industry Hills Sheraton Resort & Conference Center, One Industry Hills Parkway, City of Industry, California 91744, on Tuesday, May 26, 1998, at 4:00 p.m. local time, for the following purposes, all as set forth in the attached Prospectus/Proxy Statement:

     1. Election of Directors. To elect 14 persons to the Board of Directors to serve until the 1999 Annual Meeting of Bank Shareholders and until their successors are elected and have qualified. The following 14 persons are the Board of Directors' nominees:

John B. Allen                   Robert C. Glenn, D.D.S.
Robert W. Arnett, Jr.           Richard J. Jett
Rodney A. Baker                 Warren J. Kraft
Eugene D. Bishop                James R. Mulligan
Thomas A. Bishop                Steven N. Reenders
Clifton C. Booth                John W. Russell
Jack B. Campbell                Emmett A. Tompkins, Jr.

     2. Merger with FS Merger Corp. To consider and vote on an Agreement and Plan of Reorganization, dated as of February 18, 1998 (the "Merger Agreement"), by and among the Bank, First Security Corporation, a Delaware corporation ("FSC") and FS Merger Corp., a California corporation ("FSMC"), pursuant to which FSC will acquire the Bank through a merger (the "Merger") of FSMC with and into the Bank, and the transactions contemplated thereby. Pursuant to the Merger Agreement, and subject to the adjustments described therein, upon consummation of the Merger, the Bank will become a wholly-owned subsidiary of FSC, and the outstanding common stock of the Bank, no par value ("Bank Common Stock"), will be converted into 2.13 shares of common stock, $1.25 par value of FSC.

     3. Other Business. To transact such other business as may properly come before the Bank Shareholders' Meeting and at any and all adjournments thereof.

     The Bylaws of the Bank provide for the nomination of directors in the following manner:

          "Nominations for election of members of the Board of Directors may be made by the Board of Directors or by a shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors provided that a notice of intention to make any nominations is made in the form and manner specified in this paragraph. Notice of intention to make any nominations other than by the Board of Directors shall be delivered or mailed to the President of the Corporation not later than the close of business on the day which is at least ten (10) days before the date of any meeting of shareholders called for the election of directors. Said notification shall contain the following information to the extent known to the person making the nomination: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the person making the nomination; and (e) the number of shares of capital stock of the Corporation owned by the said person. Nominations not made in accordance herewith may in the discretion of the Chairman of the meeting be disregarded and upon the Chairman's instructions, the inspector of elections can disregard all votes cast for each such nominee. Notwithstanding anything in this paragraph to the contrary, a written notice of intention to make a nomination as provided herein shall not be required unless the notice to shareholders of any meeting at which directors are to be elected is mailed at least ten (10) days prior to the date last available to the shareholder for delivery or mailing to the President of the Corporation the notice required herein."

     Only those shareholders of record at the close of business on April 14, 1998 shall be entitled to notice of and to vote at the Bank Shareholders' Meeting. The affirmative vote of a majority of the outstanding shares of the Bank is required to approve the principal terms of the Merger Agreement and the Merger.

     If the Merger is consummated, holders of Bank Common Stock who comply with the requirements of Chapter 13 ("Chapter 13") of the California General Corporation Law may have the right to receive from the Bank a cash payment of the fair market value of their Bank Common Stock determined in accordance with Chapter 13. See "RIGHTS OF DISSENTING SHAREHOLDERS" in the attached Prospectus/Proxy Statement for a discussion of the availability of dissenters' rights and a description of the procedures which must be followed to enforce such rights under Chapter 13, pertinent provisions of which are included as Appendix D to the Prospectus/Proxy Statement and incorporated herein by this reference.

     IT IS IMPORTANT THAT ALL BANK SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY TO CALIFORNIA STATE BANK, 100 NORTH BARRANCA STREET, SUITE 1400, WEST COVINA, CALIFORNIA 91791, ATTN: CORPORATE SECRETARY, AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          By Order of the Board of Directors

                                          --------------------------------------
                                          Rodney A. Baker
                                          Corporate Secretary

DATED:  April 20, 1998

     UPON WRITTEN REQUEST OF ANY PERSON, ADDRESSED TO EUGENE LOUIE, SENIOR VICE PRESIDENT AND CONTROLLER, CALIFORNIA STATE BANK, 100 NORTH BARRANCA STREET, SUITE 1200, WEST COVINA, CALIFORNIA 91791, OR REQUEST BY TELEPHONE AT (626) 915-4424, THE BANK WILL PROVIDE A COPY WITHOUT CHARGE OF ITS ANNUAL DISCLOSURE STATEMENT, AS REQUIRED BY 12 C.F.R. PART 350, AND ITS ANNUAL REPORT ON FORM 10-K.

                             CALIFORNIA STATE BANK
                     100 NORTH BARRANCA STREET, SUITE 1400
                             WEST COVINA, CA 91791
                            TELEPHONE: (626)915-4424

               PROXY FOR THE ANNUAL MEETING OF BANK SHAREHOLDERS
                            TO BE HELD MAY 26, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder(s) of California State Bank (the "Bank") hereby nominate(s), constitute(s) and appoint(s) Eugene D. Bishop and Thomas A. Bishop, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Bank Shareholders (the "Bank Shareholders' Meeting") of the Bank to be held at the Industry Hills Sheraton Resort & Conference Center, One Industry Hills Parkway, City of Industry, California 91744 on Tuesday, May 26, 1998, at 4:00 p.m. local time, or at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

1. ELECTION OF DIRECTORS:

[ ] FOR all nominees listed below (except as indicated to       [ ] WITHHOLD AUTHORITY to vote for all nominees listed
    the contrary below). Discretionary authority to cumulate        below.
    votes is granted.

  Nominees: John B. Allen, Robert W. Arnett, Jr., Rodney A. Baker, Eugene D.
            Bishop, Thomas A. Bishop, Clifton C. Booth, Jack B. Campbell, Robert
            C. Glenn, D.D.S., Richard J. Jett, Warren J. Kraft, James R. Mulligan, Steven N. Reenders, John W. Russell, Emmett A. Tompkins, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees write the name of that nominee or nominees in the space below.)

--------------------------------------------------------------------------------

2. THE MERGER. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of February 18, 1998, (the "Merger Agreement") by and among First Security Corporation, First Security Merger Corp. and the Bank and the transactions contemplated thereby.

  [                     [                         [
   ] FOR                ] AGAINST                 ] ABSTAIN

3. OTHER BUSINESS. In their discretion, the Proxy Holders are authorized to vote upon such other business as properly may come before the Bank Shareholders' Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Bank or the Board of Directors at the Bank Shareholders' Meeting.

    The undersigned hereby ratifies and confirms all that the Proxy Holders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Bank Shareholders' Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Bank Shareholders and the Proxy Statement accompanying said Notice.

Dated:
------------------------------------------------ , 1998
                        --------------------------------------------------------
                                                      Number of Shares

                                            ------------------------------------
                                                    (Please Print Name)

                                            ------------------------------------
                                                 (Signature of Shareholder)

                                            ------------------------------------
                                                    (Please Print Name)

                                            ------------------------------------
                                                 (Signature of Shareholder)

                                            Please date this Proxy and sign
                                            above as your name(s) appear(s) on
                                            this card. Joint owners each should
                                            sign personally. Corporate proxies
                                            should be signed by an authorized
                                            officer. Executors, administrators,
                                            trustees, etc., should give their
                                            full titles.
(I)(WE) WILL [ ] WILL NOT [ ] ATTEND THE MEETING IN PERSON.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" THE MERGER AGREEMENT. THE PROXY WHEN PROPERLY EXECUTED SHALL BE VOTED IN ACCORDANCE AS DIRECTED. IF NO DIRECTION IS MADE FOR A GIVEN PROPOSAL, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" THE MERGER AGREEMENT.